TWELFTH AMENDMENT TO EMPLOYMENT AGREEMENT


THIS TWELFTH AMENDMENT TO EMPLOYMENT AGREEMENT is made effective the 6th day of January, 2003, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company") and DAVID B. POMEROY, II (the "Executive").

WHEREAS, on the 12th day of March, 1992, Company and Executive executed an Employment Agreement ("Agreement") that became effective on the date of the closing of the initial public offering of the Company (April 10, 1992);

WHEREAS, Company and Executive entered into an Amendment to Employment Agreement effective July 6, 1993;

WHEREAS, Company and Executive entered into a Second Amendment to Employment Agreement effective October 14, 1993;

WHEREAS, Company and Executive entered into a Third Amendment to Employment Agreement effective January 6, 1995;

WHEREAS, Company and Executive entered into a Fourth Amendment to Employment Agreement effective for the fiscal year ending January 5, 1996;

WHEREAS, Company and Executive entered into a Fifth Amendment to Employment Agreement effective January 6, 1996;

WHEREAS, Company and Executive entered into a Sixth Amendment to Employment Agreement effective January 6, 1997;

WHEREAS, Company and Executive entered into a Seventh Amendment to Employment Agreement effective January 6, 1998;

WHEREAS, Company and Executive entered into an Eighth Amendment to Employment Agreement effective January 6, 1999;

WHEREAS, Company and Executive entered into a Ninth Amendment to Employment Agreement effective January 6, 2000;

WHEREAS, Company and Executive entered into a Tenth Amendment to Employment Agreement effective January 6, 2001;

WHEREAS, Company and Executive entered into an Eleventh Amendment to Employment Agreement effective January 6, 2002; and


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WHEREAS,  Company  and  Executive  desire to amend the Agreement, as amended, to reflect certain changes agreed upon by Company and Executive regarding compensation payable to Executive for the 2003 fiscal year and thereafter.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:

1.   Section  5(a)(iii)  shall  be  amended  as  follows:

        (iii) During the Companys 2003 fiscal year, Executive shall be paid at the annual rate of Five Hundred Seventy Thousand Dollars ($570,000.00). This rate shall continue for each subsequent year of the Agreement unless modified by the compensation committee as provided in Section 5(a)(iv).

2.   Section 5(b)(i) is amended commencing with the 2003 fiscal year as follows:

     (i) Executive shall be entitled to a bonus and non-qualified stock option award for the 2003 fiscal year in the event Employee satisfies the applicable criteria set forth below of the income from operations (as defined) of the Company for 2003, as follows:

          (i) Income from operations greater than $26,000,000.00 but less than or equal to $27,500,000.00 = $150,000.00 cash bonus and 75,000 non-qualified  stock  options;

          (ii) Income from operations greater than $27,500,000.00 but less than or equal to $29,000,000.00 = $250,000.00 cash bonus and 100,000 non-qualified  stock  options;

         (iii) Income from operations greater than $29,000,000.00 but less than or equal to $30,500,000.00 = $350,000.00 cash bonus and 125,000 non-qualified  stock  options;

          (iv) Income from operations greater than $30,500,000.00 = $500,000.00 cash bonus and 150,000 non-qualified stock options.

     Within thirty (30) days of the conclusion of the 2003 fiscal year of the Company and each fiscal year thereafter, Executive and Company shall agree upon the threshold of operating income to be utilized for determining any bonus and non-qualified stock options to be awarded to


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     Executive  for  such year. Such bonus and non-qualified stock option awards for each subsequent year of this Agreement shall be consistent with Executive's prior plan.

     Any award of stock options to acquire the common stock of the Company shall be at the fair market value of such common stock as of the applicable date. For purposes of this Agreement, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and asked prices for such shares on the over the counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

     For purposes of this Agreement, the term income from operations shall be computed without respect to the bonus payable to the Executive pursuant to this Section 5(b)(i), shall exclude any gains or losses realized by the Company on the sale or other disposition of its assets (other than in the ordinary course of business) and shall exclude any extraordinary one-time charges made by Company during said fiscal year. Such income from operations of the Company shall be determined on a consolidated basis by the independent accountant regularly retained by the Company, subject to the foregoing provisions of this subparagraph (i) in accordance with generally accepted accounting principles. Said determination and payment of such bonus shall be made within ninety (90) days following the end of the fiscal year of the Company and the determination by the accountant shall be final, binding and conclusive upon all parties hereto. In the event the audited financial statements are not issued within such ninety-day period, the Company shall make the payment due hereunder (if any) based on its best reasonable estimate of any liability hereunder, which amount shall be reconciled by both parties once the audited financial statements are issued. Company shall have the ability to advance amounts to Executive based on the projected amount of the bonus compensation to be paid hereunder. In the event that such advance payments are in excess of the amount due hereunder, any such excess shall be reimbursed to Company by Executive within ninety (90) days following the end of the fiscal year. In the event such advance payments are less than the amount of said bonus as determined hereunder, any additional amount due Executive shall be paid within ninety (90) days following the end of the fiscal year of the Company.

          In the event that Company would acquire during its 2003 fiscal year a company that had gross revenues in excess of $100,000,000 for its most recently concluded fiscal year, Company and Executive shall in good faith determine whether any adjustments to the income from operations


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     criteria  set  forth  above,  whether  upward or downward, shall be made in order to reflect the effect of such acquisition on the operations of the Company.

3.   Section 5.8 is amended by deleting the following language therefrom:

          "In addition, Company agrees to enter into a split dollar agreement with Executive and the trustee of his irrevocable trust agreement whereunder Company shall pay all premiums on a whole-life policy(ies) on the life of Executive in the amount of $2 million less the reportable economic benefit, provided he is insurable at standard rates."

4. Section 19 shall be amended by adding at the end of such section, the following language:

          Executive shall be awarded, effective January 6, 2003, an option to acquire fifty thousand (50,000) shares of the common stock of Company at the fair market value of such shares on January 6, 2003. Such option shall be awarded Executive by Company pursuant to the terms of the Award Agreement, which is attached hereto and incorporated herein by reference as Exhibit A.

Except as modified above, the terms of the Employment Agreement, as amended, are hereby affirmed and ratified by the parties.

IN WITNESS WHEREOF, this Twelfth Amendment to Employment Agreement has been executed as of the day and year first above written.



WITNESSES:                                  POMEROY COMPUTER
                                            RESOURCES, INC.

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                                            By:
-------------------------------                 --------------------------------


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-------------------------------             -----------------------------------
                                            DAVID B. POMEROY, II, Executive


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